UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2025

Atossa Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35610	26-4753208
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10202 5th Avenue NE, Suite 200
Seattle, Washington		98125
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (206) 588-0256

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check th e appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.18 par value	ATOS	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 14, 2025 (the “Effective Date”), Atossa Therapeutics, Inc. (the “Company”) announced the appointment of Mr. Mark Daniel as the Chief Financial Officer of the Company (“CFO”), effective immediately. In his role as CFO, Mr. Daniel also will act as the Company’s principal accounting officer (“PAO”). Mr. Daniel succeeds Ms. Heather Rees, who served as the Company’s CFO and PAO until the Effective Date. Ms. Rees will continue as a non-officer employee of the Company until November 15, 2025 to assist with the transition. In connection with Ms. Rees’s termination of employment, she has entered into a separation agreement with the Company pursuant to which, in exchange for a release of claims and continued compliance with certain restrictive covenants, she will receive payment of nine months of her base salary over the nine month period following her termination of employment and, if she timely elects continuation of group health coverage under the Company’s group health plan pursuant to COBRA, the Company will continue to pay the employer portion of the premiums required for such coverage for a period of nine months.

Mr. Daniel, age 49, is a senior finance leader with more than 25 years of experience building the forecasting cadence, systems, and public-company discipline that support revenue scale in global life-science businesses. Most recently, from 2017 until 2025, Mr. Daniel served as Senior Vice President, Finance at Bruker Spatial Biology, Inc. From 2014 until 2016, Mr. Daniel served as Chief Financial Officer of Newyu, Inc. (formerly Numera, Inc.). Mr. Daniel earned a B.S. degree in Business Administration, Accounting Emphasis from Washington State University.

In connection with his appointment as CFO, Mr. Daniel entered into an employment agreement, pursuant to which he will receive an initial base salary of $415,900 and the opportunity to receive an annual performance-based bonus, beginning in fiscal year 2026, with a target bonus opportunity of up to 40% of base salary, payable upon the achievement of performance goals to be established annually by the Compensation Committee of the Company’s Board of Directors. The employment agreement also provides for the grant of a stock option award to purchase 578,000 shares of the Company’s common stock pursuant to the Company’s 2020 Stock Incentive Plan, as amended, with an exercise price equal to the closing price of the Company’s common stock on the date of grant. The stock option award will vest with respect to 25% of the underlying shares on the first anniversary of the Effective Date and with respect to the remaining 75% of the underlying shares in equal quarterly installments over the following three-year period, subject to continued employment through each applicable vesting date. During the employment term, Mr. Daniel is entitled to participate in the Company’s employee benefit plans as in effect from time to time on the same basis as those benefits are generally made available to other senior executives of the Company, in each case to the extent that he is eligible under the terms of such plans or programs.

Pursuant to the terms of the employment agreement, (i) if Mr. Daniel terminates employment due to death or disability, he will be entitled to receive, in addition to accrued benefits, a pro rata portion of the actual bonus that would have been earned for the year of termination, based on the days employed during such year, payable on the date when bonuses are otherwise paid to Company employees, and (ii) if the Company terminates the employment of Mr. Daniel without Cause or Mr. Daniel terminates his employment for Good Reason, in either event not within 30 days before or 12 months after a Change in Control (with “Cause,” “Good Reason,” and “Change in Control” each as defined in the employment agreement), he will be entitled to receive, in addition to accrued benefits, subject to his execution and non-revocation of a release of claims in favor of the Company and continued compliance with certain restrictive covenants, (a) payment of 50% of his base salary over six months and (b) up to six months of COBRA benefits.

In addition, under the terms of the employment agreement, in the event of a termination without Cause or for Good Reason within the period 30 days prior to or within 12 months after a Change in Control of the Company, Mr. Daniel will be entitled to receive, in addition to accrued benefits and subject to his execution and non-revocation of a release of claims in favor of the Company and continued compliance with certain restrictive covenants, (a) a pro rata portion of the actual bonus that would have been earned for the year of termination, based on the days employed during such year, payable on the date when bonuses are otherwise paid to Company employees, (b) a one-time payment equal to 1.0 times his base salary plus target annual bonus, payable in a lump sum, (c) acceleration of the vesting of all outstanding equity awards then held by Mr. Daniel, and (d) up to twelve months of COBRA benefits.

A copy of Mr. Daniel’s employment agreement is attached hereto as Exhibit 10.1.

Mr. Daniel was not appointed pursuant to any arrangement or understanding with any other person. Mr. Daniel does not have any family relationships with any director or executive officer of the Company, and there are no transactions where the Company is a participant and in which Mr. Daniel has a direct or indirect material interest requiring disclosure under Item 404(a) of Regulation S-K. Mr. Daniel will also enter into a standard indemnification agreement with the Company, the form of which was previously filed as Exhibit 10.3 to the Company’s Annual Report on Form 10-K filed on March 22, 2023.

Item 7.01 Regulation FD Disclosure

On October 14, 2025, the Company issued a press release announcing the appointment of Mr. Daniel and the transition of Ms. Rees. A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K and incorporated into this Item 7.01 by reference.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Item 7.01 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, except as otherwise expressly stated in such filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description of Exhibit

10.1	Employment Agreement by and between Atossa Therapeutics, Inc. and Mark Daniel, effective October 14, 2025.

99.1	Press release, dated October 14, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atossa Therapeutics, Inc.

Date:	October 14, 2025	By:	/s/ Steven C. Quay
Steven C. Quay, M.D., Ph.D. Chairman, President and Chief Executive Officer